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                                                                               .
                                                                               .
                                                                               .

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
                                                                                     Ontario Corporation
                                                                              Numero de la compagnie en Ontario

                                                                                            924689
                                                                         ---------------------------------------------

                                                                  TRANS       LINE                   COMP      METHOD
                                                                  CODE         NO.        STAT       TYPE      INCORP.
                                                                 --------    --------    -------    -------    --------
                                                                    A           0          0          A           3
                                                                 --------    --------    -------    -------    --------
                                                                   18          20          28         29         30

                                                                             NOTICE
                                                                  SHARE       REQ'D              JURISDICTION
                                                                 --------    --------    ------------------------------
                                                                    S           N        ONTARIO
                                                                 --------    --------    ------------------------------
                                                                   31          32        33
                                                                 --------    --------    -------    -------    --------
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
                                                                 ARTICLES OF INCORPORATION
                                                                   STATUTS CONSTITUTIFS

      Form 1          1.  The name of the corporation is:                  Denomination sociale de la compagnie:
     Business             ----------------------------------------------------------------------------------------------------------
   Corporations                                                     924689 ONTARIO INC.
       Act,               ----------------------------------------------------------------------------------------------------------
       1982
                          ----------------------------------------------------------------------------------------------------------
     Formule
     numero 1             ----------------------------------------------------------------------------------------------------------
   Loi de 1982
     sur les          2.  The address of the registered office is:         Adresse du siege social:
    compagnies
                                                                 38 Isabella Street
                          ----------------------------------------------------------------------------------------------------------
                                         (Street & Number or R.R. Number & if Multi-Office building give Room No.)
                               (Rue et numero ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numero du bureau)

                                      Toronto, Ontario                                                           M4Y 1N1
                          ----------------------------------------------------------------------------------------------------------
                              (Name of Municipality or Post Office)                                           (Postal Code)
                          (Nom de la municipalite ou du bureau de poste)                                      (Code postal)

                                       Municipality of                                              Metropolitan Toronto
                          --------------------------------------------                   -------------------------------------------
                          Name of Municipality, Geographical Township)     dans le/la     (County, District, Regional Municipality)
                             (Nom de la municipalite, du canton)                          (Comte, district, municipalite regionale)

                       3.  Number (or minimum and maximum number) of        Nombre (ou nombres minimal et maximal)
                           directors is:                                    d'administrateurs:

                           A minimum of 1 director and a maximum of 10 directors.

                       4.  The first director(s) is/are:                    Premier(s) administrateur(s):
                                                                                                                  Resident
                                                             Residence address, giving street & No. or R.R. No.   Canadian State
                                                             or municipality and postal code.                     Yes or No
                       First name, initials and surname      Adresse personnelle, y compris la rue et le          Resident
                       Prenom, initiales et nom de famille   numero, le numero de la R.R. ou, le nom de la        Canadien
                                                             municipalite et le code postal                       Oui/Non
                       -------------------------------------------------------------------------------------------------------------
                       Randall B. Williamson                 15 Dundonald Street                                  Yes
                                                             Apartment 603
                                                             Toronto, Ontario
                                                             M4Y 1K4

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

                    5.       Restrictions, if any, on business the           Limites, s'il y a lieu, imposees aux activites
                             corporation may carry on or on powers the       commerciales ou aux pouvoirs de la compagnie.
                             corporation may exercise.


                             None.



                    6.       The classes and any maximum number of shares    Categories et nombre maximal, s'il y a lieu,
                             that the corporation is authorized to issue.    d'actions que la compagnie est autorisee a emettre:

                             One class of shares in an unlimited number to be designated as common shares.

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

                    7.       Rights, privileges, restrictions and            Droits, privileges, restrictions et conditions,
                             conditions (if any) attaching to each class     s'il y a lieu, rattaches a chaque categorie
                             of shares and directors authority with          d'actions et pouvoirs des administrateurs relatifs
                             respect to any class of shares which may be     a chaque categorie d'actions qui peut etre emise
                             issued in series:                               en serie:

                             Not applicable

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
                    8.       The issue, transfer or ownership of shares      L'emission, le transfert ou la propriete d'actions
                             is/is not restricted and the restrictions (if   est/n'est pas restreinte.  Les restrictions, s'il
                             any) are as follows:                            y a lieu, sont les suivantes:


                             The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation without either

                             (a)  the express sanction of the holders of more than 50% of the common shares of the Corporation for the time being outstanding expressed by a resolution passed at a meeting of shareholders or by an instrument or instruments in writing signed by the holders of more than 50% of such shares, or

                             (b)  the express sanction of the directors of the Corporation expressed by a resolution passed by the votes of a majority of the directors of the Corporation at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors.

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
                    9.       Other provisions, if any, are:                  Autres dispositions, s'il y a lieu:

                             1.   The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.

                             2.   Any invitation to the public to subscribe for securities of the Corporation is prohibited.

                             3.   The board of directors of the Corporation may, without authorization of the shareholders of the Corporation, from time to time, in such amounts and on such terms as it deems expedient:

                                  (a)  borrow money upon the credit of the Corporation;

                                  (b)  issue, reissue, sell or pledge debt obligations of the Corporation;

                                  (c)  give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

                                  (d)  charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired real and personal, movable and immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any obligation of the Corporation.

                                       For greater certainty the foregoing powers conferred on the directors shall be deemed to include the powers conferred on a company by Division VII of the Special Corporate Powers
                                       Act, being Chapter P-16 of the Revised Statutes of Quebec, 1977 and every statutory provision that may be substituted therefor or for any provision therein.

                                       The board of directors may from time to time by resolution delegate to a committee of directors or to one or more of the directors or officers of the Corporation all or any of the powers hereby conferred upon the board to such extent and in such manner as the board shall determine at the time of each such delegation. Nothing in this section shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

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

                    10.      The names and addresses of the incorporators
                             are
                             Nom et adresse des fondateurs                   Full residence address or address of registered
                                                                             office or of principal place of business giving
                             First name, initials and surname or corporate   street & No. or R.R. No., municipality and postal
                             name                                            code
                             Prenom, initiale et nom de famille ou           Adresse personnelle au complet, adresse du siege
                             denomination sociale                            social ou adresse de l'etablissement principal, y
                                                                             compris la rue et le numero, le numero de la R.R.,
                                                                             le nom de la municipalite et le code postal
                       -------------------------------------------------------------------------------------------------------------

                             Randall B. Williamson                           15 Dundonald Street
                                                                             Apartment 603
                                                                             Toronto, Ontario
                                                                             M4Y 1K4



                        These articles are signed in duplicate               Les presents statuts sont signes en double exemplaire.
                        ---------------------------------------------------------------------------------------------------------
                                                              Signatures of incorporators
                                                               (Signature des fondateurs)



                                                             /s/ Randall B. Williamson
                                                           ---------------------------------
                                                                 Randall B. Williamson

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